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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K
                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                     February 22, 2001 (February 16, 2001)


                          CGB&L Financial Group, Inc.
                          ---------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                      0-24793               37-1374123
 (State or other jurisdiction of       (Commission            IRS Employer
 incorporation or organization)        File Number)        Identification No.)


              229 East South Street, Cerro Gordo, Illinois 61818
              --------------------------------------------------
                   (Address of principal executive offices)

                                (217) 763-2911
                                --------------
               (Issuer's telephone number, including area code)

                                Not Applicable
                                --------------
        (Former name or former address, if changed since last report.)

                                 Page 1 of 73
                          Exhibit Index is on Page 3
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Item 5. Other Events
        ------------

        On February 16, 2001, CGB&L Financial Group, Inc. ("CGB&L") entered into an Agreement and Plan of Merger with Golden National Acquisition Corporation ("Golden National") and David Bijan Movtady pursuant to which Golden National would be merged into CGB&L with CGB&L being the surviving corporation in the merger. In connection with the proposed merger, if approved and consummated, each stockholder of CGB&L would receive approximately $23.00 per share of CBG&L common stock held by the stockholder on the date of the merger. The transaction is subject to a number of conditions including, but not limited to, regulatory and CGB&L stockholder approvals.

        The discussion above is qualified in its entirety by reference to the Agreement and Plan of Merger which is attached as Exhibit 2.1 and incorporated herein by reference. CGB&L's press release announcing the merger is attached as
Exhibit 99.1 and is also incorporated herein by reference.

Item 7. Financial Statements and Exhibits
        ---------------------------------

(c) Exhibits

      2.1 Agreement and Plan of Merger among David Bijan Movtady, Golden National Acquisition Corporation and CGB&L Financial Group, Inc. dated February 16, 2001.

     99.1       Press Release dated February 21, 2001


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CGB&L Financial Group, Inc.


Dated:  February 21, 2001               By: /s/ Maralyn F. Heckman
                                            -----------------------------------
                                            Maralyn F. Heckman, President

                                       2
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                                 Exhibit Index
                                 -------------

Exhibit No.                         Exhibit                             Page No.
-----------                         -------                             -------
    2.1        Agreement and Plan of Merger among David Bijan              4
               Movtady, Golden National Acquisition Corporation and CGB&L Financial Group, Inc. dated February
               16, 2001

   99.1        Press Release dated February 21, 2001                      72

                                       3